UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2024

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2024, in connection with the previously-disclosed resignation of Bo Kruse, the former Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Y-mAbs Therapeutics, Inc. (the “Company”), Y-mAbs Therapeutics A/S, the wholly-owned subsidiary of the Company, entered into a separation agreement (the “Separation Agreement”) with Mr. Kruse and the Company entered into a consultancy agreement (the “Consultancy Agreement”) with Investeringsselskabet GH ApS pursuant to which Mr. Kruse will provide consulting services to the Company.

Separation Agreement

Pursuant to the Separation Agreement, Mr. Kruse’s last day of employment with the Company will be July 31, 2024 and he will be eligible to receive:

●	payment of his base salary at the current rate up to and including July 31, 2024;
●	a pro-rated fiscal year 2024 bonus in the amount of $151,376 (1,035,867 Danish krone, translated to U.S. dollars at an exchange rate of 6.8430:1, which is the exchange rate as of July 16, 2024), which amount represents Mr. Kruse’s target 2024 bonus, pro-rated for the portion of the year he was employed by the Company;
●	continued vesting of equity awarded to him before September 28, 2022 in accordance with the terms of the applicable award agreements and equity incentive plans; and
●	continued vesting through July 31, 2025 of equity awarded to him on or after September 28, 2022.

The Separation Agreement contains restrictive covenants, including confidentiality and non-disparagement covenants, and a mutual release of claims.

Consultancy Agreement

The Consultancy Agreement is effective August 1, 2024, has a one-year term (the “Consulting Period”) and may be terminated by either party in the event of material breach by the other party that remains uncured after a two-week notice period or suspension of payment, liquidation, bankruptcy or insolvency of the other party. Pursuant to the Consultancy Agreement, during the Consulting Period, Mr. Kruse will provide consulting services relating to financial operations and corporate governance and will be available to assist the Company with any other matters arising from his time as an employee of the Company. In compensation for such services, the Company will pay a fixed monthly fee of $43,251 (295,967 Danish krone, excluding VAT, translated to U.S. dollars at an exchange rate of 6.8430:1, which is the exchange rate as of July 16, 2024). The Consultancy Agreement also contains a confidentiality covenant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, entered into on July 16, 2024, between Bo Kruse and Y-mAbs Therapeutics A/S
10.2	Consultancy Agreement, entered into on July 16, 2024, between Investeringsselskabet GH ApS and the Company
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: July 19, 2024	By:	/s/ Michael Rossi
Michael Rossi
President and Chief Executive Officer